BlackRock Resources and Commodities Strategy Trust

Cusip: 09257A108

Ticker: BCX

Record Date	December 16, 2022
Pay Date	December 30, 2022

Distribution Amount per share	$0.051800

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown of	Total Cumulative	Total Cumulative
		the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.029945	58%	$0.302550	55%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.021855	42%	$0.247850	45%

Total (per common share)	$0.051800	100%	$0.550400	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2022				9.89%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2022				5.35%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2022				19.72%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2022				4.29%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Resources and Commodities Strategy Trust

Cusip: 09257A108

Ticker: BCX

Record Date	January 13, 2023
Pay Date	January 31, 2023

Distribution Amount per share	$0.051800

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown of	Total Cumulative	Total Cumulative
		the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.005799	11%	$0.005799	11%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.046001	89%	$0.046001	89%

Total (per common share)	$0.051800	100%	$0.051800	100%

Average annual total return (in relation to NAV) for the 5-year period ending on December 31, 2022				8.18%

Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2022				5.54%

Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2022				16.31%

Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2022				4.90%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052